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                                  Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our reports dated February 8, 1997 and February 23,1996 with respect to the financial statements of Nevada Land & Resource Company
LLC for the year ended December 31, 1996, and the period October 19,1995 (date of inception) to December 31, 1995, respectively, included in the Annual Report on Form 10-K of Western Water Company for the year ended March 31, 1998.




                                                  /s/ ERNST & YOUNG LLP
                                                  ------------------------------
                                                  ERNST & YOUNG LLP

Los Angeles, California
June 4, 1998